EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-8 No. 333-107246, dated July 22, 2003; No. 333-102209, dated December 26, 2002; No. 333-010179, dated November 7, 2002; No. 333-65188, dated July 16, 2001; No. 333-60702, dated May 11, 2001; No. 333-49436, dated November 7, 2000; No. 333-88645, dated October 8, 1999; No. 333-79463, dated May 27, 1999; No. 333-79457, dated May 27, 1999; No. 333-74555, dated March 17, 1999; No. 333-56473, dated June 10, 1998; and No. 333-15069, dated October 30, 1996 pertaining to various employee benefit plans of Main Street Banks, Inc. and on Form S-3 No. 333-111505 of our reports dated March 4, 2005, with respect to the consolidated financial statements of Main Street Banks, Inc., Main Street Banks Inc.’s management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Main Street Banks Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Atlanta, Georgia

March 11, 2005